EXHIBIT 10.4

                                CLAYHILL LIMITED

                                  P.O. Box 957
                         Offshore Incorporations Centre
                   Road Town, Tortola, British Virgin Islands



December 15, 2000


VIA FACSIMILE


SUMmedia.com Inc.
#1200 - 1055 W. Hastings St.
Vancouver, British Columbia
V6E 2E9

Attention: Grant Petersen

Dear Sirs/Mesdames:

RE: SUBSCRIPTION AGREEMENT BETWEEN SUMMEDIA.COM INC. ("SUMMEDIA") AND CLAYHILL LIMITED ("CLAYHILL") DATED DECEMBER 4, 2000 (THE "SUBSCRIPTION AGREEMENTS")

We hereby agree to extend the Closing Date (as defined in the Subscription Agreement) from December 15, 2000 to December 22, 2000. Additionally, we agree to amend section 1.1 of the Subscription Agreement by changing the date that notice is to be provided by SUMmedia to Clayhill of the bank account the funds are to be wired to from December 12, 2000 to December 22, 2000.

All the terms and conditions as set out in the Subscription Agreement remain the same except as specifically amended in this letter.

Our agreement to amend the Subscription Agreement is subject to your confirming your agreement with the foregoing by signing a copy of this letter and returning it to us at fax no. 011-852-2429-7116 with a copy faxed to our legal counsel, Alexander, Holburn, Beaudin & Lang at (604) 669-7642, Attention: John Elwick.

Yours truly,

CLAYHILL LIMITED

Per:

/s/
-------------------------


Acknowledged and agreed to this 15th day of December, 2000 by the authorized signatory of SUMmedia.com Inc.

SUMMEDIA.COM INC.

Per: /s/ GRANT PETERSEN
     --------------------
     Grant Petersen